News Release
FOR IMMEDIATE RELEASE

Aflac Incorporated Announces Fourth Quarter Results,
Reports Fourth Quarter Net Earnings of $951 Million,
Reiterates Increase in First Quarter Cash Dividend of 17.9%

COLUMBUS, Ga. - February 3, 2021 - Aflac Incorporated (NYSE: AFL) today reported its fourth quarter results.

Total revenues were $5.9 billion in the fourth quarter of 2020, compared with $5.6 billion in the fourth quarter of 2019. Net earnings were $951 million, or $1.35 per diluted share, compared with $782 million, or $1.06 per diluted share a year ago, driven primarily by an increase in net investment gains.

Net earnings in the fourth quarter of 2020 included pretax net investment gains of $268 million, or $0.38 per diluted share, compared with pretax net investment gains of $34 million, or $0.05 per diluted share a year ago, which are excluded from adjusted earnings. The net investment gains were driven by an increase in the fair value of equity securities of $290 million largely due to the investment in Trupanion and net gains from certain derivatives and foreign currency activities of $27 million, offset by net losses of $28 million from sales and redemptions and an increase in the allowances associated with the company's estimate of current expected credit losses (CECL) of $21 million.

The average yen/dollar exchange rate* in the fourth quarter of 2020 was 104.57, or 4.0% stronger than the average rate of 108.79 in the fourth quarter of 2019. For the full year, the average exchange rate was 106.86, or 2.1% stronger than the rate of 109.07 a year ago.

Total investments and cash at the end of December 2020 were $149.8 billion, compared with $138.1 billion at December 31, 2019. In the fourth quarter, Aflac Incorporated repurchased $500 million, or 11.8 million of its common shares. For the full year, Aflac repurchased $1.5 billion, or 37.9 million of its common shares. At the end of December 2020, the company had 99.2 million remaining shares authorized for repurchase.

Shareholders’ equity was $33.6 billion, or $48.46 per share, at December 31, 2020, compared with $29.0 billion, or $39.84 per share, at December 31, 2019. Shareholders’ equity at the end of the fourth quarter included a net unrealized gain on investment securities and derivatives of $10.3 billion, compared with a net unrealized gain of $8.5 billion at December 31, 2019. Shareholders’ equity at the end of the fourth quarter also included an unrealized foreign currency translation loss of $1.1 billion, compared with an unrealized foreign currency translation loss of $1.6 billion at December 31, 2019. The annualized return on average shareholders’ equity in the fourth quarter was 11.5% and 15.3% for the full year.

Adjusted earnings* in the fourth quarter were $755 million, compared with $756 million in the fourth quarter of 2019, reflecting a decrease of 0.1%. Adjusted earnings included pretax variable investment income of $63 million on alternative investments, which was $47 million above long-term return expectations. This was largely offset by the $43 million expense of the previously announced voluntary separation plan. Adjusted earnings per diluted share* increased 3.9% to $1.07 in the quarter. The stronger yen/dollar exchange rate impacted adjusted earnings per diluted share by $0.02.

For the full year of 2020, total revenues were down 0.7% to $22.1 billion, compared with $22.3 billion for the full year of 2019. Net earnings were $4.8 billion, or $6.67 per diluted share, compared with $3.3 billion, or $4.43 per diluted share, for the full year of 2019. Adjusted earnings for the full year of 2020 were $3.6 billion, or $4.96 per diluted share, compared with $3.3 billion, or $4.44 per diluted share, in 2019. Excluding the positive impact of $0.04 per share from the stronger yen/dollar exchange rate, adjusted earnings per diluted share increased 10.8% to $4.92 for the full year of 2020.

Shareholders’ equity excluding AOCI* was $24.6 billion, or $35.56 per share at December 31, 2020, compared with $22.3 billion, or $30.74 per share, at December 31, 2019. The annualized adjusted return on equity excluding foreign currency impact* in the fourth quarter was 12.1% and 15.0% for the full year.

AFLAC JAPAN

In yen terms, Aflac Japan's net premium income was ¥333.8 billion for the quarter, or 3.5% lower than a year ago, mainly due to limited-pay products reaching paid-up status and constrained sales from the impact of pandemic conditions. Adjusted net investment income* increased 11.9% to ¥75.1 billion, mainly due to higher income driven by the loan portfolio and alternative assets. Total revenues in yen declined 1.0% to ¥409.8 billion. Pretax adjusted earnings in yen for the quarter increased 4.2% on a reported basis, due in part to a decline in the third sector benefit ratio from a reserve release resulting from lower claims activity associated with pandemic conditions. Pretax adjusted earnings increased 6.4% on a currency-neutral basis. The pretax adjusted profit margin for the Japan segment was 20.9%, compared with 19.8% a year ago. The increase in the profit margin is largely due to the improvements in the benefit ratio and net investment income.

For the full year, premium income in yen was ¥1.4 trillion, or 2.8% lower than a year ago. Adjusted net investment income increased 4.4% to ¥283.1 billion. Total revenues in yen were down 1.7% to ¥1.6 trillion. Pretax adjusted earnings were ¥347.9 billion, or 2.0% lower than a year ago.

In dollar terms, net premium income increased 0.5% to $3.2 billion in the fourth quarter. Adjusted net investment income increased 16.7% to $721 million. Total revenues increased by 3.0% to $3.9 billion. Pretax adjusted earnings increased 8.5% to $821 million.

For the full year, premium income in dollars was $12.7 billion, or 0.8% lower than a year ago. Adjusted net investment income increased 6.5% to $2.7 billion. Total revenues were up 0.4% to $15.4 billion. Pretax adjusted earnings were $3.3 billion, or 0.1% higher than a year ago.

For the quarter, total new annualized premium sales (sales) decreased 22.2% to ¥14.4 billion, or $138 million. For the full year, total sales decreased 36.2% to ¥50.9 billion, or $477 million. The decline in sales largely reflects the impact of reduced activity associated with pandemic conditions.

AFLAC U.S.

Aflac U.S. net premium income declined 2.3% to $1.4 billion in the fourth quarter, mainly due to constrained sales as a result of pandemic conditions. Adjusted net investment income increased 1.1% to $182 million primarily as a result of higher variable investment income from alternative investments. Total revenues were down 1.3% to $1.6 billion, largely due to a decline in earned premium from reduced sales activity, partially offset by $25 million of other income primarily derived from Argus third party administrative fees and higher net investment income. Pretax adjusted earnings were $187 million, 32.0% lower than a year ago, primarily reflecting the increase in expenses, including those associated with the previously announced voluntary separation plan and the decline in revenues, in addition to COVID-19 incurred claims. The pretax adjusted profit margin for the U.S. segment was 11.6%, compared with 16.8% a year ago.

For the full year, premium income declined 0.9% to $5.8 billion. Adjusted net investment income decreased 2.1% to $705 million. Total revenues were up 0.2% to $6.6 billion, reflecting $102 million of other income primarily derived from Argus third party administrative fees. Pretax adjusted earnings were $1.3 billion, or 0.3% lower than a year ago.

Aflac U.S. sales decreased 27.2% in the quarter to $388 million. For the full year, total new sales decreased 30.8% to $1.1 billion, reflecting the ongoing impact of pandemic conditions.

CORPORATE AND OTHER

For the quarter, total revenue decreased 13.2% to $92 million, primarily due to a $10 million decline in adjusted net investment income to $40 million. Pretax adjusted earnings were a loss of $47 million, compared with a loss of $9 million a year ago, primarily reflecting higher other adjusted expenses, including expenses associated with the voluntary separation plan, and higher interest expense associated with debt issuance earlier in the year, in addition to the lower adjusted net investment income.

For the full year, total revenue decreased 2.3% to $384 million, primarily due to a decline in total premiums as a result of the run-off of a closed block of business. Pretax adjusted earnings were a loss of $115 million, compared with a loss of $72 million a year ago, primarily reflecting increased interest expense and other adjusted expenses.

DIVIDEND

The board of directors declared the first quarter dividend of $0.33 per share, payable on March 1, 2021 to shareholders of record at the close of business on February 17, 2021.

OUTLOOK

Commenting on the company’s results, Chairman and Chief Executive Officer Daniel P. Amos stated: “As we face waves of COVID-19 infections and variants emerge across the globe, we are reminded to remain vigilant as the safety and health of everyone with whom we do business is our greatest priority. While vaccines are being rolled out, many people are still facing the most challenging times of their lives, and our thoughts and prayers are with everyone affected.

"2020 was a challenging year navigating pandemic conditions including decisive action early on to protect our workforce, secure our financial strength and operations and reinforce our distribution franchise with digital and virtual investments to position our company for future growth. While sales were impacted in Japan and the U.S., we absorbed accelerated investment in our platform while continuing strong earnings performance. Consistent with our culture as a socially responsible company, we advanced our ESG disclosures with a dedicated report outlining our ESG policies as well as adopting a formal reporting framework, receiving select upgrades from ESG ratings services.

"Pandemic conditions continue to impact our sales results both in the United States and Japan, as well as earned premium and revenues. We expect these pandemic conditions to remain with us through the first half of 2021. We have seen marginal sales improvements on a sequential basis in the last two quarters, and we would look for this to continue if conditions improve to allow more face-to-face interactions. At the same time, we continue to invest in virtual and digital sales methods and promote new products, as we face uncertain economic conditions and claims activity in both countries. For example, we launched a new medical product in Japan, closed on the acquisition of Zurich North America’s group benefits business and announced the national launch of Aflac Dental & Vision. While we will continue to monitor the rollout of vaccines, we remain encouraged about the second half of the year, expecting to slowly return to normal and realize the benefits of our 2020 investments.

"As always, we are committed to prudent liquidity and capital management. This includes maintaining strong capital ratios on behalf of our policyholders in both the U.S. and Japan. It goes without saying that we treasure our record of dividend growth. Coming off our 38th consecutive year of dividend increases, I am pleased with the board’s decision to increase the quarterly dividend by 17.9% in the first quarter, as we announced in November. Our dividend track record is supported by the strength of our capital and cash flows. At the same time, we remain in the market repurchasing shares with a tactical approach and focused on integrating the growth investments we have made in our platform. By doing so, we look to emerge from this period in a continued position of strength and leadership."

*See Non-U.S. GAAP Financial Measures section for an explanation of foreign exchange and its impact on the financial statements and definitions of the non-U.S. GAAP financial measures used in this earnings release, as well as a reconciliation of such non-U.S. GAAP financial measures to the most comparable U.S. GAAP financial measures.

ABOUT AFLAC INCORPORATED

Aflac Incorporated (NYSE: AFL) is a Fortune 500 company, helping provide protection to more than 50 million people through its subsidiaries in Japan and the U.S., where it is a leading supplemental insurer by paying cash fast when policyholders get sick or injured. For more than six decades, insurance policies of Aflac Incorporated’s subsidiaries have given policyholders the opportunity to focus on recovery, not financial stress. Aflac Life Insurance Japan is the leading provider of medical and cancer insurance in Japan, where it insures 1 in 4 households. Fortune magazine recognized Aflac as one of the 100 Best Companies to Work for in America for 20 consecutive years. For 14 consecutive years, Aflac has been included on Ethisphere's list of the World's Most Ethical Companies. In 2021, Fortune included Aflac Incorporated on its list of World’s Most Admired Companies for the 20th time, and Bloomberg added Aflac Incorporated to its Gender-Equality Index for the second time, which tracks the financial performance of public companies committed to supporting gender equality through policy development, representation and transparency. To learn how to get help with expenses health insurance doesn’t cover, get to know us at aflac.com.

A copy of Aflac’s Financial Analysts Briefing (FAB) supplement for the quarter can be found on the “Investors” page at aflac.com.

Aflac Incorporated will webcast its quarterly conference call via the “Investors” page of aflac.com at 8:00 a.m. (ET) on Thursday, February 4, 2021.

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

THREE MONTHS ENDED DECEMBER 31,	2020	2019	% Change
Total revenues	$5,913	$5,603	5.5%
Benefits and claims, net	2,974	2,985	(0.4)
Total acquisition and operating expenses	1,723	1,560	10.4
Earnings before income taxes	1,216	1,058	14.9
Income taxes	265	276
Net earnings	$951	$782	21.6%
Net earnings per share – basic	$1.36	$1.07	27.1%
Net earnings per share – diluted	1.35	1.06	27.4
Shares used to compute earnings per share (000):
Basic	701,016	733,358	(4.4)%
Diluted	703,859	737,463	(4.6)
Dividends paid per share	$0.28	$0.27	3.7%

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

TWELVE MONTHS ENDED DECEMBER 31,	2020	2019	% Change
Total revenues	$22,147	$22,307	(0.7)%
Benefits and claims, net	11,796	11,942	(1.2)
Total acquisition and operating expenses	6,192	5,920	4.6
Earnings before income taxes	4,159	4,445	(6.4)
Income taxes	(619)	1,141
Net earnings	$4,778	$3,304	44.6%
Net earnings per share – basic	$6.69	$4.45	50.3%
Net earnings per share – diluted	6.67	4.43	50.6
Shares used to compute earnings per share (000):
Basic	713,702	742,414	(3.9)%
Diluted	716,192	746,430	(4.1)
Dividends paid per share	$1.12	$1.08	3.7%

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED BALANCE SHEET
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AMOUNTS)

DECEMBER 31,	2020	2019	% Change
Assets:
Total investments and cash	$149,753	$138,091	8.4%
Deferred policy acquisition costs	10,441	10,128	3.1
Other assets	4,892	4,549	7.5
Total assets	$165,086	$152,768	8.1%
Liabilities and shareholders’ equity:
Policy liabilities	$114,391	$106,554	7.4%
Notes payable and lease obligations	7,899	6,569	20.2
Other liabilities	9,237	10,686	(13.6)
Shareholders’ equity	33,559	28,959	15.9
Total liabilities and shareholders’ equity	$165,086	$152,768	8.1%
Shares outstanding at end of period (000)	692,454	726,793	(4.7)%

NON-U.S. GAAP FINANCIAL MEASURES

This earnings release includes references to Aflac’s non-U.S. GAAP financial measures, adjusted earnings, adjusted earnings per diluted share, adjusted return on equity, adjusted net investment income, amortized hedge costs/income, and adjusted book value. These measures are not calculated in accordance with U.S. GAAP. The measures exclude items that the company believes may obscure the underlying fundamentals and trends in insurance operations because they tend to be driven by general economic conditions and events or related to infrequent activities not directly associated with insurance operations. Management uses adjusted earnings, adjusted earnings per diluted share, and adjusted return on equity to evaluate the financial performance of Aflac’s insurance operations on a consolidated basis and believes that a presentation of these measures is vitally important to an understanding of the underlying profitability drivers and trends of Aflac’s insurance business. The company believes that amortized hedge costs/income, which are a component of adjusted earnings, measure the periodic currency risk management costs/income related to hedging certain foreign currency exchange risks and are an important component of net investment income. The company considers adjusted book value important as it excludes accumulated other comprehensive income (AOCI), which fluctuates due to market movements that are outside management’s control. The Company considers adjusted net investment income important because it provides a more comprehensive understanding of the costs and income associated with the Company's investments and related hedging strategies. Definitions of the company’s non-U.S. GAAP financial measures and reconciliations to the most comparable U.S. GAAP measures are provided below and in the following schedules.

Due to the size of Aflac Japan, where the functional currency is the Japanese yen, fluctuations in the yen/dollar exchange rate can have a significant effect on reported results. In periods when the yen weakens, translating yen into dollars results in fewer dollars being reported. When the yen strengthens, translating yen into dollars results in more dollars being reported. Consequently, yen weakening has the effect of suppressing current period results in relation to the comparable prior period, while yen strengthening has the effect of magnifying current period results in relation to the comparable prior period. A significant portion of the company’s business is conducted in yen and never converted into dollars but translated into dollars for U.S. GAAP reporting purposes, which results in foreign currency impact to earnings, cash flows and book value on a U.S. GAAP basis. Because foreign exchange rates are outside of management’s control, Aflac believes it is important to understand the impact of translating Japanese yen into U.S. dollars. Adjusted earnings, adjusted earnings per diluted share, and adjusted return on equity, all excluding current period foreign currency impact, are computed using the average yen/dollar exchange rate for the comparable prior year period, which eliminates fluctuations driven solely by yen-to-dollar currency rate changes. The average yen/dollar exchange rate is based on the published MUFG Bank, Ltd. telegraphic transfer middle rate (TTM).

The company defines the non-U.S. GAAP financial measures included in this earnings release as follows:

•Adjusted earnings are adjusted revenues less benefits and adjusted expenses. The adjustments to both revenues and expenses account for certain items that cannot be predicted or that are outside management’s control.  Adjusted revenues are U.S. GAAP total revenues excluding net investment gains and losses, except for amortized hedge costs/income related to foreign currency exposure management strategies and net interest cash flows from derivatives associated with certain investment strategies. Adjusted expenses are U.S. GAAP total acquisition and operating expenses including the impact of interest cash flows from derivatives associated with notes payable but excluding any nonrecurring or other items not associated with the normal course of the company’s insurance operations and that do not reflect the company's underlying business performance. The most comparable U.S. GAAP measure is net earnings.

•Adjusted earnings per share (basic or diluted) are the adjusted earnings for the period divided by the weighted average outstanding shares (basic or diluted) for the period presented. The most comparable U.S. GAAP measure is net earnings per share.

•Adjusted earnings excluding current period foreign currency impact is computed by using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes. The most comparable U.S. GAAP measure is net earnings.

•Adjusted earnings per diluted share excluding current period foreign currency impact is adjusted earnings excluding current period foreign currency impact divided by the weighted average outstanding diluted shares for the period presented. The most comparable U.S. GAAP measure is net earnings per share.

•Adjusted return on equity is adjusted earnings divided by average shareholders’ equity, excluding AOCI. The most comparable U.S. GAAP financial measure is return on average equity (ROE) as determined using net earnings and average total shareholders’ equity.

•Adjusted return on equity excluding foreign currency impact is adjusted earnings excluding the current period foreign currency impact divided by average shareholders’ equity, excluding AOCI. The most comparable U.S. GAAP financial measure is ROE as determined using net earnings and average total shareholders’ equity.

•Adjusted net investment income is net investment income adjusted for i). amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity and ii). net interest cash flows from foreign currency and interest rate derivatives associated with certain investment strategies, which are reclassified from net investment gains and (losses) to net investment income. The most comparable U.S. GAAP measure is net investment income.

•Amortized hedge costs/income represent costs/income incurred or recognized as a result of using foreign currency derivatives to hedge certain foreign exchange risks in the company's Japan segment or in the Corporate and Other segment. These amortized hedge costs/income are estimated at the inception of the derivatives based on the specific terms of each contract and are recognized on a straight line basis over the term of the hedge. There is no comparable U.S. GAAP financial measure for amortized hedge costs/income.

•Adjusted book value is the U.S. GAAP book value (representing total shareholders' equity), less AOCI as recorded on the U.S. GAAP balance sheet. The most comparable U.S. GAAP measure is total book value. The company considers adjusted book value important as it excludes AOCI, which fluctuates due to market movements that are outside management's control.

•Adjusted book value per common share is the adjusted book value at the period end divided by the ending outstanding common shares for the period presented. The most comparable U.S. GAAP measure is total book value per common share.

•Adjusted book value including unrealized foreign currency translation gains (losses) is adjusted book value plus unrealized foreign currency translation gains (losses). The most comparable U.S. GAAP measure is total book value.

•Adjusted book value including unrealized foreign currency translation gains (losses) per common share is adjusted book value plus unrealized foreign currency translation gains (losses) divided by the ending outstanding common shares for the period presented. The most comparable U.S. GAAP measure is total book value per common share.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS[1]
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

THREE MONTHS ENDED DECEMBER 31,	2020	2019	% Change

Net earnings	$951	$782	21.6%

Items impacting net earnings:
Net investment (gains) losses	(268)	(34)
Other and non-recurring (income) loss	13	—
Income tax (benefit) expense on items excluded from adjusted earnings	52	12
Tax valuation allowance release [4]	7	—
Tax reform adjustment [5]	—	(4)

Adjusted earnings	755	756	(0.1)%
Current period foreign currency impact [2]	(14)	N/A
Adjusted earnings excluding current period foreign currency impact [3]	$741	$756	(2.0)%

Net earnings per diluted share	$1.35	$1.06	27.4%

Items impacting net earnings:
Net investment (gains) losses	(0.38)	(0.05)
Other and non-recurring (income) loss	0.02	—
Income tax (benefit) expense on items excluded from adjusted earnings	0.07	0.02
Tax valuation allowance release [4]	0.01	—
Tax reform adjustment [5]	—	(0.01)

Adjusted earnings per diluted share	1.07	1.03	3.9%
Current period foreign currency impact [2]	(0.02)	N/A
Adjusted earnings per diluted share excluding current period foreign currency impact [3]	$1.05	$1.03	1.9%
1    Amounts may not foot due to rounding.
2    Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.
3    Amounts excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes.
4    Tax expense for the current quarter represents a return-to-provision adjustment to the release of valuation allowances on deferred tax benefits related to foreign tax credits.
5    The impact of tax reform was adjusted in 2019 as a result of additional guidance released by the IRS.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS[1]
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

TWELVE MONTHS ENDED DECEMBER 31,	2020	2019	% Change

Net earnings	$4,778	$3,304	44.6%

Items impacting net earnings:
Net investment (gains) losses	229	15
Other and non-recurring (income) loss	28	1
Income tax (benefit) expense on items excluded from adjusted earnings	(72)	(3)
Tax valuation allowance release [4]	(1,411)	—
Tax reform adjustment [5]	—	(4)

Adjusted earnings	3,552	3,314	7.2%
Current period foreign currency impact [2]	(31)	N/A
Adjusted earnings excluding current period foreign currency impact [3]	$3,521	$3,314	6.2%

Net earnings per diluted share	$6.67	$4.43	50.6%

Items impacting net earnings:
Net investment (gains) losses	0.32	0.02
Other and non-recurring (income) loss	0.04	—
Income tax (benefit) expense on items excluded from adjusted earnings	(0.10)	—
Tax valuation allowance release [4]	(1.97)	—
Tax reform adjustment [5]	—	(0.01)

Adjusted earnings per diluted share	4.96	4.44	11.7%
Current period foreign currency impact [2]	(0.04)	N/A
Adjusted earnings per diluted share excluding current period foreign currency impact [3]	$4.92	$4.44	10.8%
1    Amounts may not foot due to rounding.
2     Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.
3    Amounts excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes.
4    Tax benefit recognized in 2020 represents the release of valuation allowances on deferred tax benefits related to foreign tax credits.
5    The impact of tax reform was adjusted in 2019 as a result of additional guidance released by the IRS.

RECONCILIATION OF NET INVESTMENT INCOME TO ADJUSTED NET INVESTMENT INCOME
(UNAUDITED – IN MILLIONS)

THREE MONTHS ENDED DECEMBER 31,	2020	2019	% Change

Net investment income	$968	$886	9.3%

Items impacting net investment income:
Amortized hedge costs	(51)	(66)
Amortized hedge income	19	27
Net interest cash flows from derivatives associated with certain investment strategies	5	1

Adjusted net investment income	941	848	11.0%

RECONCILIATION OF NET INVESTMENT INCOME TO ADJUSTED NET INVESTMENT INCOME
(UNAUDITED – IN MILLIONS)

TWELVE MONTHS ENDED DECEMBER 31,	2020	2019	% Change

Net investment income	$3,638	$3,578	1.7%

Items impacting net investment income:
Amortized hedge costs	(206)	(257)
Amortized hedge income	97	89
Net interest cash flows from derivatives associated with certain investment strategies	12	(17)

Adjusted net investment income	3,541	3,393	4.4%

RECONCILIATION OF U.S. GAAP BOOK VALUE TO ADJUSTED BOOK VALUE [1]
(UNAUDITED - IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

DECEMBER 31,	2020	2019	% Change
U.S. GAAP book value	$33,559	$28,959
Less:
Unrealized foreign currency translation gains (losses)	(1,109)	(1,623)
Unrealized gains (losses) on securities and derivatives	10,327	8,515
Pension liability adjustment	(284)	(277)
Total AOCI	8,934	6,615
Adjusted book value	$24,625	$22,344
Add:
Unrealized foreign currency translation gains (losses)	(1,109)	(1,623)
Adjusted book value including unrealized foreign currency translation gains (losses)	$23,516	$20,721

Number of outstanding shares at end of period (000)	692,454	726,793

U.S. GAAP book value per common share	$48.46	$39.84	21.6%
Less:
Unrealized foreign currency translation gains (losses) per common share	(1.60)	(2.23)
Unrealized gains (losses) on securities and derivatives per common share	14.91	11.72
Pension liability adjustment per common share	(0.41)	(0.38)
Total AOCI per common share	12.90	9.10
Adjusted book value per common share	$35.56	$30.74	15.7%
Add:
Unrealized foreign currency translation gains (losses) per common share	(1.60)	(2.23)
Adjusted book value including unrealized foreign currency translation gains (losses) per common share	$33.96	$28.51	19.1%
1     Amounts may not foot due to rounding.

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE [1]
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

THREE MONTHS ENDED DECEMBER 31,	2020	2019
U.S. GAAP ROE - Net earnings [2]	11.5%	10.7%
Impact of excluding unrealized foreign currency translation gains (losses)	(0.6)	(0.7)
Impact of excluding unrealized gains (losses) on securities and derivatives	4.6	4.2
Impact of excluding pension liability adjustment	(0.1)	(0.1)
Impact of excluding AOCI	3.9	3.3
U.S. GAAP ROE - less AOCI	15.5	14.0
Differences between adjusted earnings and net earnings [3]	(3.2)	(0.5)
Adjusted ROE - reported	12.3	13.6
Less: Impact of foreign currency [4]	0.2	N/A
Adjusted ROE, excluding impact of foreign currency	12.1	13.6
1    Amounts presented may not foot due to rounding.
2    U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.
3    See separate reconciliation of net income to adjusted earnings.
4    Impact of foreign currency is calculated by restating all foreign currency components of the income statement to the weighted average foreign currency exchange rate for the comparable prior year period. The impact is the difference of the restated adjusted earnings compared to reported adjusted earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE [1]
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

TWELVE MONTHS ENDED DECEMBER 31,	2020	2019
U.S. GAAP ROE - Net earnings [2]	15.3%	12.6%
Impact of excluding unrealized foreign currency translation gains (losses)	(0.9)	(1.0)
Impact of excluding unrealized gains (losses) on securities and derivatives	6.2	3.6
Impact of excluding pension liability adjustment	(0.2)	(0.1)
Impact of excluding AOCI	5.1	2.5
U.S. GAAP ROE - less AOCI	20.3	15.1
Differences between adjusted earnings and net earnings [3]	(5.2)	—
Adjusted ROE - reported	15.1	15.2
Less: Impact of foreign currency [4]	0.1	N/A
Adjusted ROE, excluding impact of foreign currency	15.0	15.2
1    Amounts presented may not foot due to rounding.
2    U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.
3    See separate reconciliation of net income to adjusted earnings.
4    Impact of foreign currency is calculated by restating all foreign currency components of the income statement to the weighted average foreign currency exchange rate for the comparable prior year period. The impact is the difference of the restated adjusted earnings compared to reported adjusted earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

THREE MONTHS ENDED DECEMBER 31, 2020	Including Currency Changes	Excluding Currency Changes[2]
Net premium income [3]	(0.4)%	(3.1)%
Adjusted net investment income [4]	11.0	9.4
Total benefits and expenses	3.2	0.4
Adjusted earnings	(0.1)	(2.0)
Adjusted earnings per diluted share	3.9	1.9
1Refer to previously defined adjusted earnings and adjusted earnings per diluted share.
2Amounts excluding currency changes were determined using the same foreign currency exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.
3Net of reinsurance
4Refer to previously defined adjusted net investment income.

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

TWELVE MONTHS ENDED DECEMBER 31, 2020	Including Currency Changes	Excluding Currency Changes[2]
Net premium income [3]	(0.8)%	(2.3)%
Adjusted net investment income [4]	4.4	3.6
Total benefits and expenses	0.6	(0.8)
Adjusted earnings	7.2	6.2
Adjusted earnings per diluted share	11.7	10.8
1Refer to previously defined adjusted earnings and adjusted earnings per diluted share.
2Amounts excluding currency changes were determined using the same foreign currency exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.
3Net of reinsurance
4Refer to previously defined adjusted net investment income.

FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. The company desires to take advantage of these provisions. This document contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by company officials in communications with the financial community and contained in documents filed with the Securities and Exchange Commission (SEC). Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “may,” “should,” “estimate,” “intends,” “projects,” “will,” “assumes,” “potential,” “target,” "outlook" or similar words as well as specific projections of future results, generally qualify as forward-looking. Aflac undertakes no obligation to update such forward-looking statements.

The company cautions readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements:

•difficult conditions in global capital markets and the economy, including those caused by COVID-19
•defaults and credit downgrades of investments
•exposure to significant interest rate risk
•concentration of business in Japan
•limited availability of acceptable yen-denominated investments
•foreign currency fluctuations in the yen/dollar exchange rate
•differing judgments applied to investment valuations
•significant valuation judgments in determination of expected credit losses recorded on the Company's investments
•decreases in the Company's financial strength or debt ratings
•decline in creditworthiness of other financial institutions
•the effects of COVID-19, and any resulting economic effects and government interventions, on the Company's business and financial results
•ability to attract and retain qualified sales associates, brokers, employees, and distribution partners
•deviations in actual experience from pricing and reserving assumptions
•ability to continue to develop and implement improvements in information technology systems
•interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality or privacy of sensitive data residing on such systems
•subsidiaries' ability to pay dividends to the Parent Company
•inherent limitations to risk management policies and procedures
•concentration of the Company's investments in any particular single-issuer or sector
•events related to the Japan Post investigation and other matters
•tax rates applicable to the Company may change
•failure to comply with restrictions on policyholder privacy and information security
•extensive regulation and changes in law or regulation by governmental authorities
•competitive environment and ability to anticipate and respond to market trends
•catastrophic events including, but not necessarily limited to, epidemics, pandemics (such as the coronavirus COVID-19), tornadoes, hurricanes, earthquakes, tsunamis, war or other military action, terrorism or other acts of violence, and damage incidental to such events
•ability to protect the Aflac brand and the Company's reputation
•ability to effectively manage key executive succession
•changes in accounting standards
•level and outcome of litigation
•allegations or determinations of worker misclassification in the United States

Analyst and investor contact - David A. Young, 706.596.3264 or 800.235.2667 or dyoung@aflac.com

Media contact - Ines Gutzmer, 762.207.7601 or igutzmer@aflac.com